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As filed with the Securities and Exchange Commission on July 30, 2002

Registration No.333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SIMPSON MANUFACTURING CO., INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3196943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, California 94568
(Address of Principal Executive Offices)    (Zip Code)

1995 INDEPENDENT DIRECTOR STOCK OPTION PLAN
(Full title of the plan)

Michael J. Herbert
Chief Financial Officer
4120 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Name and address of agent for service)

(925) 560-9000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock ($.01 par value)	40,000	$51.425	$2,057,000	$189.24

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on July 23, 2002.

        Registrant filed a Form S-8 Registration Statement (File No. 033-90964) on April 6, 1995 (the "Original S-8"), to register 40,000 shares of Registrant's Common Stock that are reserved for issuance under Registrant's 1995 Independent Director Stock Option Plan (the "Plan"). Registrant amended the Original S-8 on October 6, 1997, and May 25, 1999. This Form S-8 Registration Statement registers an additional 40,000 shares of Registrant's Common Stock that are reserved for issuance under the Plan. Registrant incorporates herein by reference the Original S-8, as amended.

        At a special meeting on July 29, 2002, the stockholders of Registrant approved an amendment of the Plan to increase by 40,000 (from 40,000 to 80,000) the number of shares of Registrant's Common Stock that may be issued on exercise of options granted under the Plan. A copy of the Plan, as so amended, is filed as Exhibit 4.1 hereto.

Item 5. Interests of Named Experts and Counsel.

        Counsel for Registrant, Shartsis, Friese & Ginsburg LLP, has rendered an opinion that the shares of Common Stock registered hereby have been duly authorized and, when sold and delivered as contemplated in this Registration Statement and in accordance with Registrant's 1995 Independent Director Stock Option Plan, will be validly issued, fully paid and non-assessable. Partners and associates of Shartsis, Friese & Ginsburg LLP beneficially own a total of 8,701 shares of Registrant's Common Stock.

Item 8. Exhibits.

  4.1
  Registrant's 1995 Independent Director Stock Option Plan, as amended through July 29, 2002

  5.1
  Opinion of Shartsis, Friese & Ginsburg LLP as to the legality of the securities being registered

  23.1
  Consent of PricewaterhouseCoopers LLP

  23.2
  Consent of Shartsis, Friese & Ginsburg LLP (contained in Exhibit 5.1)

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on July 29, 2002.

SIMPSON MANUFACTURING CO., INC. (Registrant)
By:	/s/ MICHAEL J. HERBERT Michael J. Herbert Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Herbert his or her attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	DATE

/s/ THOMAS J FITZMYERS Thomas J Fitzmyers President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2002
/s/ MICHAEL J. HERBERT Michael J. Herbert Chief Financial Officer, Treasurer, and Secretary (Principal Financial and Accounting Officer)	July 29, 2002
/s/ BARCLAY SIMPSON Barclay Simpson Chairman of Board of Directors	July 29, 2002

/s/ EARL F. CHEIT Earl F. Cheit Director	July 29, 2002
/s/ STEPHEN B. LAMSON Stephen B. Lamson Director	July 29, 2002
/s/ PETER N. LOURAS, JR. Peter N. Louras, Jr. Director	July 29, 2002
/s/ SUNNE WRIGHT MCPEAK Sunne Wright McPeak Director	July 29, 2002
/s/ BARRY LAWSON WILLIAMS Barry Lawson Williams Director	July 29, 2002

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page
4.1	1995 Independent Director Stock Option Plan, as amended through July 29, 2002	6
5.1	Opinion of Shartsis, Friese & Ginsburg LLP as to the legality of the securities being registered	12
23.1	Consent of PricewaterhouseCoopers LLP	13
23.2	Consent of Shartsis, Friese & Ginsburg LLP (contained in Exhibit 5.1)	12

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SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS